Exhibit 99.2

Abengoa Bioenergy

Maple, LLC and Subsidiaries

(A wholly owned subsidiary of

Abengoa Bioenergy Funding, LLC)

(Debtor-in-possession)

Condensed Consolidated Financial Statements

As of the Interim Period Ended June 30, 2016 and December 31, 2015 and for the Six-Month Interim Periods Ended June 30, 2016 and 2015

Abengoa Bioenergy Maple, LLC and Subsidiaries

(A wholly owned subsidiary of Abengoa Bioenergy Funding, LLC)

(Debtor-in-possession)

Table of contents

Page(s)

Condensed Consolidated Financial Statements As of the Interim Period Ended June 30, 2016 and December 31, 2015 and for the Six-Month Interim Periods Ended June 30, 2016 and 2015

Condensed Consolidated Balance Sheets	1

Condensed Consolidated Statements of Operations	2

Condensed Consolidated Statements of Changes in Member’s Equity	3

Condensed Consolidated Statements of Cash Flows	4

Notes to Condensed Consolidated Financial Statements	5–14

Abengoa Bioenergy Maple, LLC and Subsidiaries

(A wholly owned subsidiary of Abengoa Bioenergy Funding, LLC)

(Debtor-in-possession)

Condensed Consolidated Balance Sheets (Unaudited)

As of June 30, 2016 and December 31, 2015

(Amounts in thousands of dollars, except member unit data)

	June 30, 2016	December 31, 2015

Assets
Current assets
Cash and cash equivalents	$5,536	$17,328
Restricted cash	103	73,227
Trade accounts receivable, net of allowance for doubtful accounts receivable of $257 and $257, respectively	7,714	13,120
Due from parent and other affiliates	3,314	3,835
Other receivables	4,697	—
Inventories	18,530	19,755
Prepaid expenses	3,823	5,584
Investments	442	493
Derivative assets	69	907

Total current assets	44,228	134,249

Property, plant and equipment, net	190,034	190,034

Other receivables	—	1,000
Deferred financing costs	—	853
Investments	2,951	3,168

Total other assets	2,951	5,021

Total assets	$237,213	$329,304

Liabilities and Member’s Equity
Current liabilities
Current maturities of equipment financing obligation	$—	$128
Debtor-in-possession financing	6,500	—
Current maturities of long-term debt	—	150,964
Accounts payable and accrued expenses	2,446	23,600
Deferred trade accounts payable	—	73,085
Accrued interest	29	313
Other current liabilities	—	811
Due to parent and other affiliates	—	4,931

Total current liabilities	8,975	253,832
Liabilities subject to compromise	318,251	—
Long-term debt	—	3,168
Long-term debt due to related party	—	143,066
Equipment financing obligation, less current maturities	—	218

Total liabilities	327,226	400,284

Member’s equity
Common member units, $1 par	309,235	309,235
Accumulated deficit	(399,248)	(380,215)

Total member’s equity	(90,013)	(70,980)

Total liabilities and member’s equity	$237,213	$329,304

See notes to Condensed Consolidated Financial Statements.

Abengoa Bioenergy Maple, LLC and Subsidiaries

(A wholly owned subsidiary of Abengoa Bioenergy Funding, LLC)

(Debtor-in-possession)

Condensed Consolidated Statements of Operations (Unaudited)

For the Six-Month Periods Ended June 30, 2016 and 2015

(Amounts in thousands of dollars)

	June 30, 2016	June 30, 2015

Manufacturing and selling operations revenue	$157,834	$179,031
Cost of products sold	160,401	186,555

Gross profit	(2,567)	(7,524)
Selling, general and administrative expenses	5,432	6,628
Reorganization operating charges	700	—

Operating loss	(8,699)	(14,152)

Other income (expense)
Other expense	—	(2)
Interest income	277	347
Interest and financing expense	(10,457)	(13,580)
Reorganization interest and financing expense	(154)	—

Total other expense, net	(10,334)	(13,235)

Net loss	$(19,033)	$(27,387)

See notes to Condensed Consolidated Financial Statements.

Abengoa Bioenergy Maple, LLC and Subsidiaries

(A wholly owned subsidiary of Abengoa Bioenergy Funding, LLC)

(Debtor-in-possession)

Condensed Consolidated Statements of Changes in Member’s Equity (Unaudited)

For the Six-Month Periods Ended June 30, 2016 and 2015

(Amounts in thousands of dollars, except member unit data)

	Common
	Member Units		Accumulated
	Number	Amount	Deficit	Total

Balance, December 31, 2014	309,234,777	$309,235	$(88,936)	$220,299

Net loss	—	—	(27,387)	(27,387)

Total comprehensive loss	—	—	(27,387)	(27,387)

Balance, June 30, 2015	309,234,777	$309,235	$(116,323)	$192,912

	Common
	Member Units		Accumulated
	Number	Amount	Deficit	Total

Balance, December 31, 2015	309,234,777	$309,235	$(380,215)	$(70,980)

Net loss	—	—	(19,033)	(19,033)

Total comprehensive loss	—	—	(19,033)	(19,033)

Balance, June 30, 2016	309,234,777	$309,235	$(399,248)	$(90,013)

See notes to Condensed Consolidated Financial Statements.

Abengoa Bioenergy Maple, LLC and Subsidiaries

(A wholly owned subsidiary of Abengoa Bioenergy Funding, LLC)

(Debtor-in-possession)

Condensed Consolidated Statements of Cash Flows (Unaudited)

For the Six-Month Periods Ended June 30, 2016 and 2015

(Amounts in thousands of dollars)

	June 30, 2016	June 30, 2015
Cash flows from operating activities:
Net loss	$(19,033)	$(27,387)
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	—	15,084
Loss on transactions denominated in foreign currency	—	2
Realized gain on interest rate caplet	—	75
Amortization of deferred financing costs	853	550
Interest expense on long term debt with related parties	3,874	3,492
Changes in operating assets and liabilities:
Trade accounts receivables, net	5,406	(1,145)
Other receivables	(3,697)	—
Due to parent and other affiliates	2,098	370
Inventories	1,225	1,665
Prepaid expenses	1,761	(737)
Accrued interest	274	(11)
Derivative assets and liabilities	838	15
Accounts payable and accrued expenses	(11,861)	(3,545)

Net cash used in operating activities	(18,262)	(11,572)

Cash flows from investing activities:
Purchase of property, plant and equipment	—	(704)
Proceeds on held-to-maturity investments	268	337
Decrease in restricted cash	73,124	11,166

Net cash provided by investing activities	73,392	10,799

Cash flows from (used in) financing activities:
Principal payments of debt	(65)	(337)
Principal payments of equipment financing obligation	(128)	—
Proceeds from short term borrowing (DIP Loan)	6,500	—
Proceeds from (payments under) equipment financing transactions	63	(47)
Payments under deferred trade accounts payable arrangement	(73,090)	(11,167)
Payments of other debt	(202)	—

Net cash used in financing activities	(66,922)	(11,551)

Decrease in cash and cash equivalents	(11,792)	(12,324)

Cash and cash equivalents:
Beginning of year	17,328	75,405

End of year	$5,536	$63,081

See notes to Condensed Consolidated Financial Statements.

Abengoa Bioenergy Maple, LLC and Subsidiaries

(A wholly owned subsidiary of Abengoa Bioenergy Funding, LLC)

(Debtor-in-possession)

Notes to Condensed Consolidated Financial Statements (Unaudited)

As of June 30, 2016 and December 31, 2015 and for the Six-Month Periods Ended June 30, 2016 and 2015

(Amounts in thousands of dollars, except for member unit data)

1.	Description of Business

Nature of Operations

Abengoa Bioenergy Maple, LLC (“the Company”) is a Missouri limited liability company, wholly owned by Abengoa Bioenergy Funding, LLC (“AB Funding”). AB Funding is a subsidiary of Abengoa Bioenergy Meramec Renewable, LLC (formerly Abengoa Bioenergy Meramec Renewable, Inc.), which was formed to construct and operate two 88-million-gallon-per-year ethanol plants, strategically located in Indiana and Illinois that are wholly owned by Abengoa Bioenergy Maple, LLC. Abengoa Bioenergy Trading US, LLC (“ABT”), an affiliated entity, markets on behalf of the Company the ethanol produced to national, regional, and local markets and delivers product using existing rail lines. Distillers Grain Solids (“DGS”) produced is sold in wet and dry form to area dairy and beef producers as a high value feed product.

The full-production ethanol plants were built in Evansville, Indiana (“ABI”) and Madison, Illinois (“ABIL”). Both ABI and ABIL plants began operating in February 2010 and use corn as their primary feedstock.

The accompanying unaudited Condensed Consolidated Financial Statements must be read in conjunction with the most recently issued Consolidated Financial Statements for the year ended December 31, 2015 which includes information necessary or useful to understanding the Company’s businesses and financial statement presentations. Our significant accounting policies and practices were presented as Note 3 to the Consolidated Financial Statements for 2015.

Financial information in this report reflects any adjustments (consisting only of normal recurring adjustments) that are, in the opinion of management, necessary to a fair statement of results for the interim periods in accordance with accounting principles generally accepted in the United States (“GAAP”). For a number of reasons, our results for interim periods are not normally indicative of results to be expected for the year.

2.	Bankruptcy and Reorganization Process

During 2015, Abengoa SA, the ultimate parent company, experienced significant liquidity problems. As a result, on November 25, 2015, Abengoa SA announced its intention to seek protection under Article 5bis of Spanish insolvency law, a pre-insolvency statute that permits a company to enter into negotiations with certain creditors for restricting of its financial affairs. On October 28, 2016, Abengoa SA has submitted to the Seville Mercantile Court Number 2, the request for approval of its restructuring agreement that had received support from 86 % percent of financial creditors

Following that, on November 8, 2016, the Judge of the Mercantile Court of Seville No. 2 issued a resolution declaring the judicial approval of the restructuring agreement and extending the effects of the standard restructuring terms set out in the restructuring agreement to those creditors who have not signed the agreement or have otherwise expressed their disagreement with it.

Further, on November 22, 2016, Abengoa SA held its Extraordinary Shareholders’ Meeting during which all the proposals related to the implementation of the restructuring agreement have been approved, closing the pre-insolvency procedure and establishing a new capital structure going forward. Conditions still need to be met that will be ongoing until the master restructuring agreement will be considered fully executed. Abengoa SA shareholders also approved the appointment of the new Board of Directors and two new corporate executive members for two new governing bodies.

Abengoa Bioenergy Maple, LLC and Subsidiaries

(A wholly owned subsidiary of Abengoa Bioenergy Funding, LLC)

(Debtor-in-possession)

Notes to Condensed Consolidated Financial Statements (Unaudited)

As of June 30, 2016 and December 31, 2015 and for the Six-Month Periods Ended June 30, 2016 and 2015

(Amounts in thousands of dollars, except for member unit data)

On February 16, 2016, Abengoa SA made public an Industrial Viability Plan 4, which contemplates the financial restructuring of Abengoa through the disposition of certain assets and to discontinue some activities in certain geographies, either through straight sales or through agreements with local players. As part of this strategy, it has been contemplated that the first generation businesses of the company will be sold or restructured as a stand-alone business.

In implementing the sale process and in coordination with the secured lenders of the Company, on June 12, 2016, Abengoa Bioenergy Meramec Renewable, LLC (“ABMR”), Abengoa Bioenergy Funding, LLC (“ABF”), Abengoa Bioenergy Maple, LLC (“ABM”), ABI, ABIL, Abengoa Bioenergy Operations, LLC (“ABOP”) filed a voluntary petition in the United States Bankruptcy Court for the Eastern District of Missouri for relief under chapter 11 of the Bankruptcy Code. The Debtors listed above have moved for joint administration of their cases under Abengoa Bioenergy US Holding, LLC, Case No. 16-41161.

The Chapter 11 Filings constituted an event of default and automatic acceleration of our prepetition loans. During the pendency of the Chapter 11 cases, the Company has continued to operate as a “debtor in possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

For operating the business through the sale of the assets, the Company has received senior secured post-petition financing consisting in an amount not to exceed $14,000, signed among ABM (the borrower), ABI and ABIL (collectively the guarantors) and a syndicated group of lenders and Deutsche Bank Trust Company Americas as agent and the collateral agent.

At the same time, the Company filed for voluntary relief under Chapter 11 for Bankruptcy Law, the Company filed a bid procedure including a stalking horse bid from Green Plains Inc. as buyer of ABI and ABIL property, plant and equipment and other certain assets for $200,000. On August 30, District Court of Missouri entered a sale order confirming the asset sale transaction, executed by the parties with an Asset Purchase Agreement signed on August 25, 2016.

All these factors put the Company in a position to change the criteria to evaluate the long-lived assets according to their fair value compared with the carrying value instead of the projected future cash flows held for operating them.

As a consequence of all those factors during 2015 the Company recorded property and equipment impairment charges amounting to $236,103 that leave the net book value as of December 31, 2015 and June 30, 2016 of $190,034 based on the stalking horse bid received and approved on June 16, 2016 (see Note 11).

Abengoa Bioenergy Maple, LLC and Subsidiaries

(A wholly owned subsidiary of Abengoa Bioenergy Funding, LLC)

(Debtor-in-possession)

Notes to Condensed Consolidated Financial Statements (Unaudited)

As of June 30, 2016 and December 31, 2015 and for the Six-Month Periods Ended June 30, 2016 and 2015

(Amounts in thousands of dollars, except for member unit data)

3.	Summary of Significant Accounting Policies

Liabilities Subject to Compromise

Liabilities subject to compromise represent liabilities incurred prior to the commencement of the bankruptcy proceedings which may be affected by the Chapter 11 process. These amounts represent the Company’s allowed claims and its best estimate of claims expected to be allowed which will be resolved as part of the bankruptcy proceedings. Liabilities subject to compromise as of June 30, 2016 consist of the following:

June 2016

Debt	$153,865
Accounts payable	16,058
Other liabilities	1,387
Related party debt	146,941

Liabilities subject to compromise	$318,251

Liabilities subject to compromise are presented at their expected amount of the total allowed claim. As a result, liabilities are initially presented at amounts higher than the expected settlement amount. Once the claims are addressed by the court or the reorganization plan is confirmed, liabilities subject to compromise might be adjusted to their settlement amounts. As of the date of the interim financial statements, the amount recorded is the best estimation made by the Company of the carrying amount that the debtors expect to pay to their creditors for their pre-petition claims. Consequently, no reorganization charges have been recorded in this interim financial statements as of result of a different valuation of the claims.

Reorganization charges

Professional advisory fees and other costs directly associated with our reorganization are reported separately as reorganization items pursuant to ASC 852-10 in the accompanying Condensed Consolidated Statement of Operations. Professional fees include legal and other advisory fees related to the bankruptcy proceedings. Reorganization items also include provisions and adjustments to reflect the carrying value of certain prepetition liabilities at their court approved settlement amounts. As of June 30, 2016, the Company has incurred a total of $700 of reorganization costs of which $312 has been paid.

As of June 30, 2016, the Company has accrued interest from super-priority secured debt subsequent to the day of petition for a total amount of $30 (see Note 9). In addition to these financial charges and as a consequence of the chapter 11 filing, the Company has written off the remaining deferred financing fees balance associated with the pre-petition secured debt amounting $124. These amounts are included in the accompanying Condensed Consolidated Statement of Operations under Reorganization interest and financing expense.

4.	Restricted Cash

The Company contracted with several financial institutions to provide vendor payment processing. The financial institutions require the Company to place an amount in an escrow account equal to all unpaid vendor payments. This account serves as collateral for the agreement. As of June 30, 2016 and as of December 31, 2015, the Company had an escrow account balance of $103 and $73,227, respectively. The Company’s restricted cash related to the vendor payment processing agreement is classified as a current asset in the accompanying Condensed Consolidated Balance Sheets, as the Company is required to reimburse the financial institution for all vendor payments within 180 days.

Abengoa Bioenergy Maple, LLC and Subsidiaries

(A wholly owned subsidiary of Abengoa Bioenergy Funding, LLC)

(Debtor-in-possession)

Notes to Condensed Consolidated Financial Statements (Unaudited)

As of June 30, 2016 and December 31, 2015 and for the Six-Month Periods Ended June 30, 2016 and 2015

(Amounts in thousands of dollars, except for member unit data)

5.	Fair Value Measurements

ASC 820, Fair Value Measurements and Disclosures defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1	–	Observable inputs – unadjusted quoted prices in active markets for identical assets and liabilities;

Level 2	–	Observable inputs other than quoted prices included in Level 1 that are observable for the asset or liability through corroboration with market data; and

Level 3	–	Unobservable inputs – includes amounts derived from valuation models where one or more significant inputs are unobservable.

In accordance with ASC 820, the Company has classified its derivative instruments into these levels depending on the inputs used to determine their fair values.

The Company’s derivative instruments consist of commodity futures, natural gas swaps and an interest rate cap. The fair value of the commodity futures, natural gas swaps and the interest rate cap are based on broker quotes based on quoted prices of similar assets or liabilities in active markets, discounted to reflect potential credit risk to lenders and are designated as Level 2. The Company does not hold assets or liabilities requiring a Level 3 measurement and there have not been any transfers between the hierarchy levels during the six-month interim periods ended June 30, 2016 and 2015.

The following table presents, by level, the Company’s assets and liabilities that were accounted for at fair value on a recurring basis as of December 31, 2015. There were no such assets and liabilities at June 30, 2016:

	2015
	Level 1	Level 2	Level 3	Total
Assets:
Open commodities contracts	$—	$1,142	$—	$1,142

Total assets	$—	$1,142	$—	$1,142

Liabilities:
Open commodities contracts	$—	$(849)	$—	$(849)

Total liabilities	$—	$(849)	$—	$(849)

The carrying amounts of receivables, accounts payable and deferred trade accounts payable approximate their fair value because of the short maturity of these items. The carrying amount of equipment financing obligations and long-term debt approximate fair value because the interest rate used is similar to rates available for equivalent borrowings.

Abengoa Bioenergy Maple, LLC and Subsidiaries

(A wholly owned subsidiary of Abengoa Bioenergy Funding, LLC)

(Debtor-in-possession)

Notes to Condensed Consolidated Financial Statements (Unaudited)

As of June 30, 2016 and December 31, 2015 and for the Six-Month Periods Ended June 30, 2016 and 2015

(Amounts in thousands of dollars, except for member unit data)

Investments designated as held-to-maturity are reported at amortized cost in accordance with the provisions of ASC 320, Investments – Debt and Equity Securities. The amortized cost of the debt securities are adjusted for amortization of premiums and accretion of discounts from the date of purchase to maturity. The fair value of the investment designated as held-to-maturity exceeds carrying value based on Level 2 inputs consisting of interest rates of products with similar characteristics and remaining maturity.

6.	Inventories

As of June 30, 2016, and as of December 31, 2015, inventories consisted of the following:

	June 2016	December 2015

Raw materials	$4,711	$4,701
Work-in-process	2,921	2,935
Finished goods	7,140	8,614
Spare parts	3,758	3,505

Total Inventories	$18,530	$19,755

7.	Other Receivables

As of June 30, 2016, and as of December 31, 2015, the Company had deposits with utility companies in the amount $1,800 and $1,000, respectively. Also as of June 30, 2016, the Company had deposits amounting to $2,897 as cash collateral for bonds placed for operating licenses.

8.	Derivatives

The Company enters into contracts with suppliers and customers for both the purchase of grain and natural gas and the sale of ethanol and by-products. Under the provisions of ASC 815, the derivatives in the Company’s grain, natural gas, ethanol and by-products policy program are designated as cash flow hedges.

The fair value of these derivative instruments are included as a separate line item in the Condensed Consolidated Balance Sheets with changes in fair value reflected within Interest and financing expense in the Condensed Consolidated Statements of Operations.

The Company did not hold any open commodities derivatives positions as of June 30, 2016 and the table below summarizes the volumes of open commodities derivative positions as of December 31, 2015:

		2015
	Net Long and (Short)	Long	Short	Unit of Measure
Grain	(4,085)	6,005	10,090	Thousands of bushels

Abengoa Bioenergy Maple, LLC and Subsidiaries

(A wholly owned subsidiary of Abengoa Bioenergy Funding, LLC)

(Debtor-in-possession)

Notes to Condensed Consolidated Financial Statements (Unaudited)

As of June 30, 2016 and December 31, 2015 and for the Six-Month Periods Ended June 30, 2016 and 2015

(Amounts in thousands of dollars, except for member unit data)

The following tables list fair value of derivatives by contract type as included on the Condensed Consolidated Balance Sheets as of June 30, 2016 and December 31, 2015:

	June 2016
	Notional	Fair	Gross Der	Gross Der	Amounts offset	Amounts offset	Net Derv	Net Derv
	Amount	Value	Assets	Liabilities	Derv Assets	Derv Liabilities	Assets	Liabilities
Grain futures	$—	$—	$—	$—	$—	$—	$—	$—

Total			$—	$—	$—	$—	—	—

Cash collateral on hand (due)							69	—

Total value of derivatives							$69	$—

	2015
	Notional	Fair	Gross Der	Gross Der	Amounts offset	Amounts offset	Net Derv	Net Derv
	Amount	Value	Assets	Liabilities	Derv Assets	Derv Liabilities	Assets	Liabilities
Grain futures	$57,741	$293	$1,142	$(849)	$(849)	$849	$293	$—

Total			$1,142	$(849)	$(849)	$849	293	—

Cash collateral on hand							614	—

Total value of derivatives							$907	$—

The counterparties to derivative contracts consist of a number of major financial institutions and brokers and are generally institutions with which the Company maintains margin account lines of credit. Risk of currency positions and mark-to-market valuation of positions is strictly monitored at all times.

The Company continually monitors positions and credit ratings of counterparties both internally and by using outside rating agencies. The Company has implemented policies that limit the amount of agreements it enters into with any one party. While nonperformance by these counterparties exposes the Company to potential credit losses, such losses are not anticipated.

Cash collateral on hand at June 30, 2016 and December 31, 2015 totaled $69 and $614, respectively, and is included in derivative assets on the balance sheets.

Contract maturities for the hedges related to commodities did not extend beyond June 2016. There were 0 and 3,219 open contracts as of June 30, 2016 and December 31, 2015, with a total notional value of $0 and $57,741, respectively.

Abengoa Bioenergy Maple, LLC and Subsidiaries

(A wholly owned subsidiary of Abengoa Bioenergy Funding, LLC)

(Debtor-in-possession)

Notes to Condensed Consolidated Financial Statements (Unaudited)

As of June 30, 2016 and December 31, 2015 and for the Six-Month Periods Ended June 30, 2016 and 2015

(Amounts in thousands of dollars, except for member unit data)

The following table indicates the gains or losses on derivatives, by contract type, as included in the Condensed Consolidated Statements of Operations for Six-Month Interim Period Ended June 30, 2016 and 2015:

	June 2016	June 2015
No hedge designation:
Grain futures	$—	$(1,869)
Natural gas swap	148	(381)
Interest rate cap	—	(7)

Total	$148	$(2,257)

The maximum term over which the Company is hedging exposures to the variability of cash flow for all forecasted transactions is six months.

Interest Rate Protection Agreements

In November 2007, the Company entered into an interest rate protection agreement, effective September 2007, to hedge its interest rate risk on its third-party floating rate debt. The interest rate protection agreement consists of a series of three-month interest rate caps until December 2013. The Company receives variable interest at the conclusion of each three-month cap in which the three-month LIBOR at the inception of each cap exceeds 5% for all caps for the period September 2007 through December 2013. The Company paid a series of fixed premium payments totaling $4,170 beginning in December 2010 and ending December 2013.

In December 2012, the Company entered into an interest rate protection agreement, effective December 2012, to hedge its interest rate risk on its third-party floating rate debt. The interest rate protection agreement consists of a series of three-month interest rate caps until September 2015. The Company receives variable interest at the conclusion of each three-month cap in which the three-month LIBOR at the inception of each cap exceeds 0.7% for all caps for the period December 2012 through September 2015. The premium amount totaling $413 was paid in January 2013.

The Company recorded the fair value of these agreements as an asset or liability in its Condensed Consolidated Balance Sheets and recognized amounts paid and received as adjustments of interest expense. Under the provisions of ASC 815, the Company has designated interest rate protection agreements as cash flow hedges. The fair value of the interest rate caps was $0 and $0 as of June 30, 2016 and December 31, 2015, and is deferred and reported in derivative assets and derivative liabilities. It was reclassified as a component of interest expense as the Company incurs interest expense on its third-party floating rate debt. Hedge effectiveness is evaluated quarterly using a regression analysis, with ineffective portions of designated cash flow hedges recognized immediately in interest expense.

9.	Long Term Debt

On July 31, 2007, the Company entered into a credit agreement arranged by WestLB for up to $300,000 maturing in July 2016. The credit agreement consists of $215,000 Construction/Term Loan Facility, $20,000 Working Capital Facility, $25,000 Hedging Facility and $40,000 Flexible Payment Program Facility. At the initial borrowing, the credit agreement allowed the Company to select a Base Rate Loan (Prime Rate plus 2%) or a LIBOR Rate Loan (fixed interest for 1, 2, 3, or 6 months at the LIBOR index rate, divided by one minus the LIBOR Reserve Percentage, plus 3%). Interest under a Base Rate Loan is payable quarterly; the LIBOR Rate

Abengoa Bioenergy Maple, LLC and Subsidiaries

(A wholly owned subsidiary of Abengoa Bioenergy Funding, LLC)

(Debtor-in-possession)

Notes to Condensed Consolidated Financial Statements (Unaudited)

As of June 30, 2016 and December 31, 2015 and for the Six-Month Periods Ended June 30, 2016 and 2015

(Amounts in thousands of dollars, except for member unit data)

Loan interest is payable at the shorter of the completion of the fixed rate period or quarterly. Any LIBOR Rate Loan may be continued as such upon the expiration of each interest rate period by providing the lender with the length of the next interest period. At the conclusion of each LIBOR fixed interest period, the Company can convert to a Base Rate Loan; conversely, the Company can elect to convert a Base Rate Loan to a LIBOR Rate Loan at any time by providing three days notice to the lender. Upon the initial borrowing and all subsequent borrowings, the Company has the option to borrow under Base Rate or LIBOR Rate Loans.

In 2012, the Deutsche Bank Trust Company Americas, a New York banking corporation became the successor administrative agent to WestLB AG, New York Branch.

Maturity of debt is as follows: Construction and Term Loan: 9 years (up to 36 months for construction and 9 year term), Working Capital, Hedging Facility and Flexible Payment Program Facility: 4 years. The Working Capital Facility matured on February 2011 and was not renewed, the Hedging Facility and Flexible Payment Program Facility, both expired in August 2012 and were not renewed. After completion of the facility, the credit agreement requires the Company to make annual mandatory prepayments of certain excess cash flows, as defined in the credit agreement. The total amount due as of June 30, 2016 and December 31, 2015 was $150,471 and $150,471, respectively. At June 30, 2016, the amount is included in liabilities subject to compromise on the balance sheet.

The credit agreement is secured by substantially all assets of the Company. The credit agreement contains covenants which, among other things, limit the amount of new debt the Company can incur and require timely financial statement completion. Upon completion of the facility, the Company is required to comply with additional covenants, including maintenance of certain debt service coverage ratios once facilities start operations.

The Chapter 11 Filings constituted an event of default and automatic acceleration of our prepetition loans. During the pendency of the Chapter 11 cases, the company has continued to operate as a “debtor in possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court (see Note 2). As a result, the credit agreement outstanding balances become due upon the sale of assets.

ABI has a debt obligation of $3,394 and $3,661 as of June 30, 2016 and December 31, 2015, respectively. These balances are related to tax increment revenue bonds issued by Posey County, Indiana during June 2008. The Company has made payments of $268 and $337 during the six-month interim periods ended on June 30, 2016 and 2015, respectively, to reduce the debt, and recognized interest offsetting interest expense of $202 and $213 during the six-month interim periods ended on June 30, 2016 and 2015, respectively, that have been recorded as interest and financing expense on the Condensed Consolidated Statements of Operations. This Tax Increment Financing (“TIF”) package will utilize the majority of future real and personal property taxes paid by ABI towards paying the debt service of the bonds. Future tax payments will be pledged to the TIF package over the next 20 years using an interest rate of 7.5% annually, which results in a total bond value of approximately $9,540 and $10,010 as of June 30, 2016, and December 31, 2015, respectively. Under the loan agreement, the property tax payments pledged to the Redevelopment Commission and transferred to the trustee to be paid to the bond holder are deemed credits against the obligations under the loan agreement. Consequently, the pledge tax increment is paid to the bond trustee for the benefit of the bond purchaser. In accordance with ASC 970-470-25, Liability for Tax Increment Financing Entity Debt, the Company has recorded the present value of the Bond obligation as a loan in the Condensed Consolidated Financial Statements. The Chapter 11 status of the Company does not change the terms of this contract. At June 30, 2016, the loan agreement is included in liabilities subject to compromise in the balance sheet. This program and the rights and obligations associated with it has been included in the stalking horse bid filed on June 12, 2016 (see Note 2).

Abengoa Bioenergy Maple, LLC and Subsidiaries

(A wholly owned subsidiary of Abengoa Bioenergy Funding, LLC)

(Debtor-in-possession)

Notes to Condensed Consolidated Financial Statements (Unaudited)

As of June 30, 2016 and December 31, 2015 and for the Six-Month Periods Ended June 30, 2016 and 2015

(Amounts in thousands of dollars, except for member unit data)

Long-term Debt - Related Party

On July 31, 2007, the Company executed a promissory note for $200,000 with Abengoa Bioenergy Operations, LLC (the “Payee”), an affiliated entity, of which $146,941 and $143,066 was drawn at June 30, 2016, and December 31, 2015, respectively, and is payable after 2021. At June 30, 2016 the loan agreement is included in liabilities subject to compromise in the balance sheet. The note is subordinate to the credit agreements above and accrues interest at the rate per annum equal to the Adjusted LIBOR Rate plus 5%, or at such other rate or rates that the Company and Payee may from time to time agree in writing with respect to all or any portion of the principal evidenced. Interest is not currently being settled, and the incremental annual interest expense is included within the long-term debt balance within the Condensed Consolidated Balance Sheets. Related interest expense for the six-month interim periods ended June 30, 2016 and 2015, totaled approximately $3,879 and $3,492 and was added to the principal balance of the debt.

DIP Financing and Sale of the Assets

Abengoa Bioenergy Maple, as a borrower, and a syndicated group of lenders, have signed a credit agreement as senior secured post-petition financing consisting in an amount not to exceed $14,000. The credit agreement is secured by substantially all assets of the Company with ABI and ABIL as guarantors of the financing. Deutsche Bank Trust Company Americas acts as agent and the collateral agent.

The credit agreement was filed and approved by Court on June 15, 2016 with the maturity date either upon the sale of the Maple assets or September 16, whatever happens first. The interest rate charge for this agreement is Libor Rate interest plus a spread of 10%.

10.	Related-Party Transactions

Abengoa, S.A. and Abengoa Bioenergía, S.A (“ABSA”) both charged a fee equal to 1% of net budgeted revenues of the Company for administration costs. Expense recorded for these fees amounted to $0 and $4,892 for the six-month interim periods ended on June 30, 2016 and 2015, respectively, and are recorded in selling, general and administrative expenses in the accompanying Condensed Consolidated Statements of Operations.

Abengoa Bioenergy Outsourcing, LLC (“ABO”), an affiliate of the Company, charged the Company for intercompany services. The fees for these services amounted to $1,054 and $0 for the six-month interim periods ended on June 30, 2016 and 2015, respectively, and are recorded in selling, general and administrative expenses in the accompanying Condensed Consolidated Statements of Operations.

The balance due from other affiliates correspond to miscellaneous receivable balances with various affiliates was $3,314 and $3,835, for as of June 30, 2016, and December 31, 2015, respectively.

The balance due to other affiliates correspond to miscellaneous payable balances with various affiliates was $6,508 and $4,931, as of June 30, 2016, and December 31, 2015, respectively.

Abengoa Bioenergy Maple, LLC and Subsidiaries

(A wholly owned subsidiary of Abengoa Bioenergy Funding, LLC)

(Debtor-in-possession)

Notes to Condensed Consolidated Financial Statements (Unaudited)

As of June 30, 2016 and December 31, 2015 and for the Six-Month Periods Ended June 30, 2016 and 2015

(Amounts in thousands of dollars, except for member unit data)

11.	Subsequent Events

On August 30, District Court of Missouri entered a sale order confirming the asset sale transaction, executed by the parties with an Asset Purchase Agreement signed on August 25, 2016 with the sale being completed to Green Plains on September 23, 2016.

As of September 26, 2016, both the senior secured post-petition financing and the pre-petition secured financing have been fully repaid.